UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 2, 2011

American Wagering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 735-0101

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed on a Form 8-K filed by American Wagering, Inc. (the “Company”) with the Securities and Exchange Commission on April 14, 2011 (the “April Form 8-K”), on April 13, 2011, the Company entered into a Merger Agreement and related Bridge Loan Agreement with William Hill Holdings Limited (“Lender”).  Pursuant to the Bridge Loan Agreement, Lender agreed to loan to the Company funds in an aggregate principal amount of up to $7.25 million (the “Bridge Facility”).  Upon the execution of the Bridge Loan Agreement, the Company initially drew down $4.25 million from the Bridge Facility. The remainder of the Bridge Facility may be funded from time to time in Lender’s sole discretion during the term of the Bridge Facility.  On September 2, 2011, the Company drew down an additional $750,000 from the Bridge Facility. The draw was made for [general working capital purposes].  The April Form 8-K contains a summary of the material terms of the Bridge Loan Agreement which terms are incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Wagering, Inc.
(Registrant)

Date: September 9, 2011
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President